 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2020

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court
Sunnyvale,	California	94089
(Address of principal executive offices, including Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2020, Infinera Corporation (the “Company) announced that Thomas J. Fallon, the Company’s Chief Executive Officer (the “CEO”), will transition from his position as CEO and David W. Heard, the Company’s Chief Operating Officer, will transition into the position of CEO by the end of the year on a date yet to be determined.

The Company also announced that simultaneous with the Company’s CEO transition, Kambiz Y. Hooshmand will transition from his position as Chairman of the Company’s Board of Directors (the “Board”) and George Riedel, an existing member of the Board, will transition into the role of Chairman. Messrs. Fallon and Hooshmand will both remain members of the Board.

Mr. Heard, 52, has served as the Company’s Chief Operating Officer since October 2018. Prior to that, Mr. Heard served as the Company’s General Manager, Products and Solutions, since June 2017. Prior to joining the Company, Mr. Heard served as a private consultant from 2015 to June 2017. From 2010 to 2015, Mr. Heard served as President of Network and Service Enablement at JDS Uniphase. From 2007 to 2010, Mr. Heard served as Chief Operating Officer at BigBand Networks (now part of CommScope). From 2004 to 2006, Mr. Heard served as President and Chief Executive Officer at Somera (now part of Jabil). From 2003 to 2004, Mr. Heard served as President and General Manager Switching Division at Tekelec (now part of Oracle). From 1995 to 2003, Mr. Heard served in a number of leadership roles at Santera Systems Spatial Networks and at Lucent Technologies (both now part of Nokia). Mr. Heard holds an M.B.A. from the University of Dayton, an M.S. in management from the Stanford Graduate School of Business, where he was a Sloan Fellow, and a B.A. in production and operations management from Ohio State University.

There are no arrangements or understandings between Mr. Heard and any other persons pursuant to which Mr. Heard was appointed as Chief Operating Officer of the Company and is to be appointed as the Chief Executive Officer of the Company. There are no transactions in which Mr. Heard has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Heard does not have any family relationships with any of the Company’s directors or executive officers. Mr. Heard’s compensation as CEO has not yet been finalized.

Mr. Heard has previously entered into the Company's standard form change of control severance agreement and standard form indemnification agreement for executive officers.

A copy of the Company’s August 5, 2020 press release announcing the foregoing matters is furnished hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Infinera Corporation dated August 5, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: August 5, 2020	By:	/s/ NANCY ERBA
Nancy Erba Chief Financial Officer